Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Andrea Kozek, Senior Manager, Public Relations 920-491-7518

Associated Banc-Corp Reports Third Quarter 2024 Net Income Available to Common Equity of $85 Million, or $0.56 per Common Share

GREEN BAY, Wis. -- October 24, 2024 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $85 million, or $0.56 per common share, for the quarter ended September 30, 2024. These amounts compare to earnings of $113 million, or $0.74 per common share, for the quarter ended June 30, 2024 and earnings of $80 million, or $0.53 per common share, for the quarter ended September 30, 2023.
“In the first nine months of 2024, we've remained squarely focused on executing Phase 2 of our strategic growth plan, and the financial tailwinds have started to emerge here in the third quarter," said President and CEO Andy Harmening. "During the quarter, we drove nearly $400 million in balanced loan growth and over $600 million in core customer deposit1 growth, which enabled us to decrease our reliance on wholesale funding and expand our margin. We also saw strong credit performance again during the quarter, helping us to deliver solid bottom line results for our shareholders."
"We're growing our customer base, delivering industry-leading customer satisfaction, and adding top talent to our commercial banking team. We look forward to building on this momentum and providing additional updates along the way."

Third Quarter 2024 Highlights (all comparisons to Second Quarter 2024)
•Diluted earnings per common share of $0.56
•Total period end core customer deposit1 growth of $618 million
•Total period end deposit growth of $863 million
•Total period end loan growth of $373 million
•Net interest income of $263 million
•Net interest margin of 2.78%
•Noninterest income of $67 million
•Noninterest expense of $201 million
•Provision for credit losses of $21 million
•Allowance for credit losses on loans / total loans of 1.33%
•Net charge offs / average loans (annualized) of 0.18%

1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
Third quarter 2024 average total loans of $29.6 billion increased $55 million from the prior quarter and decreased 1%, or $251 million, from the same period last year. With respect to third quarter 2024 average balances by loan category:
•Commercial and business lending decreased $40 million from the prior quarter and decreased $14 million from the same period last year to $11.0 billion.
•Commercial real estate lending decreased $14 million from the prior quarter and decreased $77 million from the same period last year to $7.2 billion.
•Consumer lending increased $109 million from the prior quarter and decreased $159 million from the same period last year to $11.4 billion.
Third quarter 2024 period end total loans of $30.0 billion increased 1%, or $373 million, from the prior quarter and decreased 1%, or $202 million, from the same period last year. With respect to third quarter 2024 period end balances by loan category:
•Commercial and business lending increased $307 million from the prior quarter and increased $226 million from the same period last year to $11.4 billion.
•Commercial real estate lending decreased $72 million from the prior quarter and decreased $165 million the same period last year to $7.2 billion.
•Consumer lending increased $138 million from the prior quarter and decreased $263 million from the same period last year to $11.4 billion.
We continue to expect 2024 period end loan growth to finish at the lower end of our previous 4% to 6% range as compared to 2023.
Deposits
Third quarter 2024 average deposits of $33.3 billion increased 2%, or $691 million, from the prior quarter and increased 4%, or $1.3 billion, from the same period last year. With respect to third quarter 2024 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $60 million from the prior quarter and decreased $667 million from the same period last year to $5.7 billion.
•Savings decreased $9 million from the prior quarter and increased $311 million from the same period last year to $5.1 billion.
•Interest-bearing demand deposits increased $129 million from the prior quarter and increased $415 million from the same period last year to $7.4 billion.
•Money market deposits decreased $53 million from the prior quarter and decreased $352 million from the same period last year to $5.9 billion.
•Total time deposits increased $635 million from the prior quarter and increased $1.6 billion from the same period last year to $7.6 billion.

•Network transaction deposits increased $49 million from the prior quarter and increased $5 million from the same period last year to $1.6 billion.
Third quarter 2024 period end deposits of $33.6 billion increased 3%, or $863 million, from the prior quarter and increased 4%, or $1.4 billion, from the same period last year. With respect to third quarter 2024 period end balances by deposit category:
•Noninterest-bearing demand deposits increased $42 million from the prior quarter and decreased $566 million from the same period last year to $5.9 billion.
•Savings decreased $85 million from the prior quarter and increased $236 million from the same period last year to $5.1 billion.
•Interest-bearing demand deposits increased $322 million from the prior quarter and increased $1.1 billion from the same period last year to $8.6 billion.
•Money market deposits decreased $200 million from the prior quarter and decreased $1.2 billion from the same period last year to $6.1 billion.
•Total time deposits increased $784 million from the prior quarter and increased $1.9 billion from the same period last year to $7.9 billion.
•Network transaction deposits (included in money market and interest-bearing demand deposits) increased $64 million from the prior quarter and decreased $82 million from the same period last year to $1.6 billion.
We continue to expect 2024 period end core customer deposit growth to finish at the lower end of our previous 3% to 5% range as compared to 2023.
Net Interest Income and Net Interest Margin
Third quarter 2024 net interest income of $263 million increased $6 million from the prior quarter and increased $8 million from the same period last year. The net interest margin increased to 2.78%, reflecting a 3 basis point increase from the prior quarter and a 7 basis point increase from the same period last year.
•The average yield on total loans for the third quarter of 2024 increased 6 basis points from the prior quarter and increased 31 basis points from the same period last year to 6.27%.
•The average cost of total interest-bearing liabilities for the third quarter of 2024 decreased 1 basis point from the prior quarter and increased 23 basis points from the same period last year to 3.59%.
•The net free funds benefit for the third quarter of 2024 decreased 1 basis point from the prior quarter and decreased 2 basis points from the same period last year to 0.69%.
Based on current market conditions, we now expect total net interest income growth of 0% to 1% in 2024.
Noninterest Income
Third quarter 2024 total noninterest income of $67 million increased $2 million, or 3%, from the prior quarter and increased $1 million, or 1%, from the same period last year. With respect to third quarter 2024 noninterest income line items:
•Wealth management fees increased $2 million from the prior quarter and increased $3 million from the same period last year.

•Service charges and deposit account fees increased $1 million from both the prior quarter and the same period last year.
•Mortgage banking, net decreased slightly from the prior quarter and decreased $4 million from the same period last year.
Excluding the impact of the mortgage and investment securities sales announced during the fourth quarter of 2023, we continue to expect total noninterest income to finish within a range of negative 1% to 1% growth in 2024.
Noninterest Expense
Third quarter 2024 total noninterest expense of $201 million increased $5 million, or 2%, from the prior quarter and increased $4 million, or 2%, from the same period last year as we continued to invest in our strategic initiatives. With respect to third quarter 2024 noninterest expense line items:
•Personnel expense decreased $1 million from the prior quarter and increased $4 million from the same period last year.
•Legal and professional expense increased $1 million from both the prior quarter and the same period last year.
•Technology expense increased slightly from the prior quarter and increased $1 million from the same period last year.
•FDIC assessment expense increased $1 million from the prior quarter and decreased $1 million from the same period last year.
After adjusting to exclude the impact of the $31 million FDIC special assessment booked during the fourth quarter of 2023 and $4 million of FDIC special assessment, net recognized over the first three quarters of 2024, we now expect total noninterest expense to grow by 1% to 2% in 2024.
Taxes
Third quarter 2024 tax expense was $20 million compared to a $13 million tax benefit in the prior quarter and $19 million of tax expense in the same period last year. The benefit recognized in the second quarter of 2024 was primarily driven by a strategic reallocation of our investment securities portfolio resulting in a deferred tax benefit of approximately $33 million during the quarter. The effective tax rate for the third quarter of 2024 was 18.6% compared to an effective tax rate of 18.9% in the same period last year.
After excluding the impact of the one time $33 million tax benefit recognized in the second quarter of 2024, we continue to expect the annual effective tax rate to be between 19% and 21% in 2024, assuming no change in the corporate tax rate.
Credit
The third quarter 2024 provision for credit losses on loans was $21 million, compared to a provision of $23 million in the prior quarter and a provision of $22 million in the same period last year. With respect to third quarter 2024 credit quality:

•Nonaccrual loans of $128 million decreased $26 million from the prior quarter and decreased $40 million from the same period last year. The nonaccrual loans to total loans ratio was 0.43% in the third quarter, down from 0.52% in the prior quarter and down from 0.56% in the same period last year.
•Third quarter 2024 net charge offs of $13 million decreased compared to net charge offs of $21 million in the prior quarter and decreased compared to net charge offs of $18 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $398 million increased $8 million compared to the prior quarter and increased $17 million compared to the same period last year. The ACLL to total loans ratio was 1.33% in the third quarter, up from 1.32% in the prior quarter and up from 1.26% in the same period last year.
In 2024, we continue to expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.
Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 9.72% at September 30, 2024. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

THIRD QUARTER 2024 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, October 24, 2024. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp third quarter 2024 earnings call. The third quarter 2024 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $42 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from nearly 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The Company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	September 30, 2024	June 30, 2024	Seql Qtr $ Change	March 31, 2024	December 31, 2023	September 30, 2023	Comp Qtr $ Change
Assets
Cash and due from banks	$554,631	$470,818	$83,813	$429,859	$484,384	$388,694	$165,937
Interest-bearing deposits in other financial institutions	408,101	484,677	(76,576)	420,114	425,089	323,130	84,971
Federal funds sold and securities purchased under agreements to resell	4,310	3,600	710	1,610	14,350	965	3,345
Investment securities available for sale, at fair value	4,152,527	3,912,730	239,797	3,724,148	3,600,892	3,491,679	660,848
Investment securities held to maturity, net, at amortized cost	3,769,150	3,799,035	(29,886)	3,832,967	3,860,160	3,900,415	(131,265)
Equity securities	23,158	22,944	214	19,571	41,651	35,937	(12,779)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	178,168	212,102	(33,934)	173,968	229,171	268,698	(90,530)
Residential loans held for sale	67,219	83,795	(16,576)	52,414	33,011	54,790	12,429
Commercial loans held for sale	11,833	—	11,833	—	90,303	—	11,833
Loans	29,990,897	29,618,271	372,625	29,494,263	29,216,218	30,193,187	(202,290)
Allowance for loan losses	(361,765)	(355,844)	(5,922)	(356,006)	(351,094)	(345,795)	(15,970)
Loans, net	29,629,131	29,262,428	366,704	29,138,257	28,865,124	29,847,392	(218,261)
Tax credit and other investments	265,385	246,300	19,085	255,252	258,067	256,905	8,480
Premises and equipment, net	373,816	369,968	3,848	367,618	372,978	373,017	799
Bank and corporate owned life insurance	686,704	683,451	3,252	685,089	682,649	679,775	6,929
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	33,863	36,066	(2,203)	38,268	40,471	42,674	(8,811)
Mortgage servicing rights, net	81,977	85,640	(3,663)	85,226	84,390	89,131	(7,154)
Interest receivable	167,777	173,106	(5,329)	167,092	169,569	171,119	(3,342)
Other assets	698,073	672,256	25,817	640,638	658,604	608,068	90,005
Total assets	$42,210,815	$41,623,908	$586,908	$41,137,084	$41,015,855	$41,637,381	$573,434
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,857,421	$5,815,045	$42,376	$6,254,135	$6,119,956	$6,422,994	$(565,573)
Interest-bearing deposits	27,696,877	26,875,995	820,882	27,459,023	27,326,093	25,700,332	1,996,545
Total deposits	33,554,298	32,691,039	863,259	33,713,158	33,446,049	32,123,326	1,430,972
Short-term funding	917,028	859,539	57,488	765,671	326,780	451,644	465,384
FHLB advances	1,913,294	2,673,046	(759,753)	1,333,411	1,940,194	3,733,041	(1,819,747)
Other long-term funding	844,342	536,113	308,229	536,055	541,269	529,459	314,883
Allowance for unfunded commitments	35,776	33,776	2,000	31,776	34,776	34,776	1,000
Accrued expenses and other liabilities	532,842	588,057	(55,215)	588,341	552,814	637,491	(104,649)
Total liabilities	37,797,579	37,381,571	416,008	36,968,412	36,841,882	37,509,738	287,841
Stockholders’ equity
Preferred equity	194,112	194,112	—	194,112	194,112	194,112	—
Common equity	4,219,125	4,048,225	170,900	3,974,561	3,979,861	3,933,531	285,594
Total stockholders’ equity	4,413,236	4,242,337	170,900	4,168,673	4,173,973	4,127,643	285,594
Total liabilities and stockholders’ equity	$42,210,815	$41,623,908	$586,908	$41,137,084	$41,015,855	$41,637,381	$573,434
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	3Q24	3Q23	$ Change	% Change	September 2024	September 2023	$ Change	% Change
Interest income
Interest and fees on loans	$465,728	$447,912	$17,816	4%	$1,376,988	$1,262,538	$114,450	9%
Interest and dividends on investment securities
Taxable	51,229	38,210	13,019	34%	148,055	104,197	43,858	42%
Tax-exempt	14,660	15,941	(1,281)	(8)%	44,103	47,960	(3,857)	(8)%
Other interest	8,701	6,575	2,126	32%	24,834	17,990	6,844	38%
Total interest income	540,318	508,637	31,681	6%	1,593,980	1,432,685	161,295	11%
Interest expense
Interest on deposits	231,623	193,131	38,492	20%	678,916	464,749	214,167	46%
Interest on federal funds purchased and securities sold under agreements to repurchase	3,385	3,100	285	9%	8,551	8,504	47	1%
Interest on other short-term funding	6,144	—	6,144	N/M	16,929	1	16,928	N/M
Interest on FHLB Advances	24,799	48,143	(23,344)	(48)%	80,612	147,365	(66,753)	(45)%
Interest on long-term funding	11,858	10,019	1,839	18%	32,012	25,895	6,117	24%
Total interest expense	277,809	254,394	23,415	9%	817,021	646,514	170,507	26%
Net interest income	262,509	254,244	8,265	3%	776,960	786,171	(9,211)	(1)%
Provision for credit losses	20,991	21,943	(952)	(4)%	68,000	62,014	5,986	10%
Net interest income after provision for credit losses	241,518	232,301	9,217	4%	708,960	724,157	(15,197)	(2)%
Noninterest income
Wealth management fees	24,144	20,828	3,316	16%	68,466	61,499	6,967	11%
Service charges and deposit account fees	13,708	12,864	844	7%	38,410	38,230	180	—%
Card-based fees	11,731	11,510	221	2%	34,973	33,492	1,481	4%
Other fee-based revenue	5,057	4,509	548	12%	14,316	13,249	1,067	8%
Capital markets, net	4,317	5,368	(1,051)	(20)%	13,052	15,544	(2,492)	(16)%
Mortgage banking, net	2,132	6,501	(4,369)	(67)%	7,299	17,814	(10,515)	(59)%
Bank and corporate owned life insurance	4,001	2,047	1,954	95%	11,156	6,882	4,274	62%
Asset (losses) gains, net	(474)	625	(1,099)	N/M	(1,407)	590	(1,997)	N/M
Investment securities gains (losses), net	100	(11)	111	N/M	4,047	55	3,992	N/M
Other	2,504	2,339	165	7%	7,054	6,841	213	3%
Total noninterest income	67,221	66,579	642	1%	197,365	194,195	3,170	2%
Noninterest expense
Personnel	121,036	117,159	3,877	3%	362,012	347,669	14,343	4%
Technology	27,217	26,172	1,045	4%	80,579	73,990	6,589	9%
Occupancy	13,536	14,125	(589)	(4)%	40,297	42,775	(2,478)	(6)%
Business development and advertising	6,683	7,100	(417)	(6)%	20,735	20,054	681	3%
Equipment	4,653	5,016	(363)	(7)%	13,702	14,921	(1,219)	(8)%
Legal and professional	5,639	4,461	1,178	26%	14,740	13,149	1,591	12%
Loan and foreclosure costs	2,748	2,049	699	34%	6,519	4,822	1,697	35%
FDIC assessment	8,223	9,150	(927)	(10)%	29,300	25,575	3,725	15%
Other intangible amortization	2,203	2,203	—	—%	6,608	6,608	—	—%
Other	8,659	8,771	(112)	(1)%	19,622	24,726	(5,104)	(21)%
Total noninterest expense	200,597	196,205	4,392	2%	594,115	574,291	19,824	3%
Income before income taxes	108,142	102,674	5,468	5%	312,211	344,061	(31,850)	(9)%
Income tax expense	20,124	19,426	698	4%	27,451	70,299	(42,848)	(61)%
Net income	88,018	83,248	4,770	6%	284,760	273,762	10,998	4%
Preferred stock dividends	2,875	2,875	—	—%	8,625	8,625	—	—%
Net income available to common equity	$85,143	$80,373	$4,770	6%	$276,135	$265,137	$10,998	4%
Earnings per common share
Basic	$0.56	$0.53	$0.03	6%	$1.83	$1.76	$0.07	4%
Diluted	$0.56	$0.53	$0.03	6%	$1.82	$1.75	$0.07	4%
Average common shares outstanding
Basic	150,247	150,035	212	—%	149,993	149,929	64	—%
Diluted	151,492	151,014	478	—%	151,244	150,971	273	—%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	3Q24	2Q24	$ Change	% Change	1Q24	4Q23	3Q23	$ Change	% Change
Interest income
Interest and fees on loans	$465,728	$456,788	$8,940	2%	$454,472	$457,868	$447,912	$17,816	4%
Interest and dividends on investment securities
Taxable	51,229	50,278	951	2%	46,548	41,809	38,210	13,019	34%
Tax-exempt	14,660	14,669	(9)	—%	14,774	15,273	15,941	(1,281)	(8)%
Other interest	8,701	8,539	162	2%	7,595	10,418	6,575	2,126	32%
Total interest income	540,318	530,274	10,044	2%	523,388	525,367	508,637	31,681	6%
Interest expense
Interest on deposits	231,623	221,062	10,562	5%	226,231	208,875	193,131	38,492	20%
Interest on federal funds purchased and securities sold under agreements to repurchase	3,385	2,303	1,083	47%	2,863	3,734	3,100	285	9%
Interest on other short-term funding	6,144	6,077	67	1%	4,708	—	—	6,144	N/M
Interest on FHLB advances	24,799	34,143	(9,344)	(27)%	21,671	49,171	48,143	(23,344)	(48)%
Interest on long-term funding	11,858	10,096	1,762	17%	10,058	10,185	10,019	1,839	18%
Total interest expense	277,809	273,681	4,128	2%	265,530	271,965	254,394	23,415	9%
Net interest income	262,509	256,593	5,916	2%	257,858	253,403	254,244	8,265	3%
Provision for credit losses	20,991	23,008	(2,017)	(9)%	24,001	21,007	21,943	(952)	(4)%
Net interest income after provision for credit losses	241,518	233,585	7,933	3%	233,857	232,395	232,301	9,217	4%
Noninterest income
Wealth management fees	24,144	22,628	1,515	7%	21,694	21,003	20,828	3,316	16%
Service charges and deposit account fees	13,708	12,263	1,444	12%	12,439	10,815	12,864	844	7%
Card-based fees	11,731	11,975	(244)	(2)%	11,267	11,528	11,510	221	2%
Other fee-based revenue	5,057	4,857	201	4%	4,402	4,019	4,509	548	12%
Capital markets, net	4,317	4,685	(369)	(8)%	4,050	9,106	5,368	(1,051)	(20)%
Mortgage banking, net	2,132	2,505	(372)	(15)%	2,662	1,615	6,501	(4,369)	(67)%
Loss on mortgage portfolio sale	—	—	—	N/M	—	(136,239)	—	—	N/M
Bank and corporate owned life insurance	4,001	4,584	(583)	(13)%	2,570	3,383	2,047	1,954	95%
Asset (losses) gains, net	(474)	(627)	154	(24)%	(306)	(136)	625	(1,099)	N/M
Investment securities gains (losses), net	100	67	33	48%	3,879	(58,958)	(11)	111	N/M
Other	2,504	2,222	282	13%	2,327	2,850	2,339	165	7%
Total noninterest income (loss)	67,221	65,159	2,062	3%	64,985	(131,013)	66,579	642	1%
Noninterest expense
Personnel	121,036	121,581	(545)	—%	119,395	120,686	117,159	3,877	3%
Technology	27,217	27,161	56	—%	26,200	28,027	26,172	1,045	4%
Occupancy	13,536	13,128	408	3%	13,633	14,429	14,125	(589)	(4)%
Business development and advertising	6,683	7,535	(853)	(11)%	6,517	8,350	7,100	(417)	(6)%
Equipment	4,653	4,450	203	5%	4,599	4,742	5,016	(363)	(7)%
Legal and professional	5,639	4,429	1,210	27%	4,672	6,762	4,461	1,178	26%
Loan and foreclosure costs	2,748	1,793	955	53%	1,979	585	2,049	699	34%
FDIC assessment	8,223	7,131	1,092	15%	13,946	41,497	9,150	(927)	(10)%
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203	—	—%
Other	8,659	6,450	2,209	34%	4,513	12,110	8,771	(112)	(1)%
Total noninterest expense	200,597	195,861	4,736	2%	197,657	239,391	196,205	4,392	2%
Income (loss) before income taxes	108,142	102,884	5,258	5%	101,185	(138,009)	102,674	5,468	5%
Income tax expense (benefit)	20,124	(12,689)	32,814	N/M	20,016	(47,202)	19,426	698	4%
Net income (loss)	88,018	115,573	(27,556)	(24)%	81,169	(90,806)	83,248	4,770	6%
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875	—	—%
Net income (loss) available to common equity	$85,143	$112,698	$(27,556)	(24)%	$78,294	$(93,681)	$80,373	$4,770	6%
Earnings (loss) per common share
Basic	$0.56	$0.75	$(0.19)	(25)%	$0.52	$(0.63)	$0.53	$0.03	6%
Diluted	$0.56	$0.74	$(0.18)	(24)%	$0.52	$(0.62)	$0.53	$0.03	6%
Average common shares outstanding
Basic	150,247	149,872	375	—%	149,855	150,085	150,035	212	—%
Diluted	151,492	151,288	204	—%	151,292	151,007	151,014	478	—%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Sep 2024	YTD Sep 2023	3Q24	2Q24	1Q24	4Q23	3Q23
Per common share data
Dividends	$0.66	$0.63	$0.22	$0.22	$0.22	$0.22	$0.21
Market value:
High	23.95	24.18	23.95	22.48	22.00	21.79	19.21
Low	19.73	14.48	20.07	19.90	19.73	15.45	16.22
Close			21.54	21.15	21.51	21.39	17.11
Book value / share			27.90	26.85	26.37	26.35	26.06
Tangible book value / share			20.37	19.28	18.78	18.77	18.46
Performance ratios (annualized)
Return on average assets	0.93%	0.91%	0.85%	1.13%	0.80%	(0.87)%	0.80%
Noninterest expense / average assets	1.93%	1.90%	1.93%	1.92%	1.95%	2.30%	1.90%
Effective tax rate	8.79%	20.43%	18.61%	(12.33)%	19.78%	N/M	18.92%
Dividend payout ratio(a)	36.07%	35.80%	39.29%	29.33%	42.31%	N/M	39.62%
Net interest margin	2.77%	2.86%	2.78%	2.75%	2.79%	2.69%	2.71%
Selected trend information
Average full time equivalent employees(b)	4,045	4,222	4,041	4,025	4,070	4,130	4,220
Branch count			188	188	188	196	202
Assets under management, at market value(c)			$15,033	$14,304	$14,171	$13,545	$12,543
Mortgage loans originated for sale during period	$451	$283	$176	$169	$105	$112	$115
Mortgage loan settlements during period(d)	$416	$255	$187	$138	$91	$957	$103
Mortgage portfolio loans transferred to held for sale during period(d)	$—	$—	$—	$—	$—	$969	$—
Mortgage portfolio serviced for others(d)			$6,302	$6,307	$6,349	$7,364	$6,452
Mortgage servicing rights, net / mortgage portfolio serviced for others(d)			1.30%	1.36%	1.34%	1.15%	1.38%
Shares repurchased during period(e)	900	—	—	—	900	—	—
Shares outstanding, end of period			151,213	150,785	150,739	151,037	150,951
Selected quarterly ratios
Loans / deposits			89.38%	90.60%	87.49%	87.35%	93.99%
Stockholders’ equity / assets			10.46%	10.19%	10.13%	10.18%	9.91%
Risk-based capital(f)(g)
Total risk-weighted assets			$33,326	$32,768	$32,753	$32,733	$33,497
Common equity Tier 1			$3,238	$3,172	$3,089	$3,075	$3,197
Common equity Tier 1 capital ratio			9.72%	9.68%	9.43%	9.39%	9.55%
Tier 1 capital ratio			10.30%	10.27%	10.02%	9.99%	10.12%
Total capital ratio			12.36%	12.34%	12.08%	12.21%	12.25%
Tier 1 leverage ratio			8.49%	8.37%	8.24%	8.06%	8.42%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)During the fourth quarter of 2023, the Corporation transferred $969 million of residential mortgages into held for sale and subsequently sold them for $844 million. After sale, the servicing was retained for a short period until full servicing was transferred to the purchaser in January 2024.
(e)Does not include repurchases related to tax withholding on equity compensation.
(f)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(g)September 30, 2024 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Sep 30, 2024	Jun 30, 2024	Seql Qtr % Change	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$355,844	$356,006	—%	$351,094	$345,795	$338,750	5%
Provision for loan losses	19,000	21,000	(10)%	27,000	21,000	25,500	(25)%
Charge offs	(15,337)	(23,290)	(34)%	(24,018)	(17,878)	(20,535)	(25)%
Recoveries	2,258	2,127	6%	1,930	2,177	2,079	9%
Net (charge offs) recoveries	(13,078)	(21,163)	(38)%	(22,088)	(15,701)	(18,455)	(29)%
Balance at end of period	$361,765	$355,844	2%	$356,006	$351,094	$345,795	5%
Allowance for unfunded commitments
Balance at beginning of period	$33,776	$31,776	6%	$34,776	$34,776	$38,276	(12)%
Provision for unfunded commitments	2,000	2,000	—%	(3,000)	—	(3,500)	N/M
Balance at end of period	$35,776	$33,776	6%	$31,776	$34,776	$34,776	3%
Allowance for credit losses on loans (ACLL)	$397,541	$389,620	2%	$387,782	$385,870	$380,571	4%
Provision for credit losses on loans	$21,000	$23,000	(9)%	$24,000	$21,000	$22,000	(5)%
($ in thousands)	Sep 30, 2024	Jun 30, 2024	Seql Qtr % Change	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(10,649)	$(13,676)	(22)%	$(18,638)	$(13,178)	$(16,558)	(36)%
Commercial real estate—owner occupied	—	1	(100)%	2	(22)	2	(100)%
Commercial and business lending	(10,649)	(13,674)	(22)%	(18,636)	(13,200)	(16,556)	(36)%
Commercial real estate—investor	(1)	(4,569)	(100)%	—	216	272	N/M
Real estate construction	2	28	(93)%	30	38	18	(89)%
Commercial real estate lending	2	(4,541)	N/M	30	253	290	(99)%
Total commercial	(10,647)	(18,216)	(42)%	(18,606)	(12,947)	(16,266)	(35)%
Residential mortgage	(160)	(289)	(45)%	(62)	(53)	(22)	N/M
Auto finance	(1,281)	(1,480)	(13)%	(2,094)	(1,436)	(1,269)	1%
Home equity	424	238	78%	211	185	128	N/M
Other consumer	(1,414)	(1,417)	—%	(1,537)	(1,450)	(1,027)	38%
Total consumer	(2,431)	(2,947)	(18)%	(3,482)	(2,754)	(2,189)	11%
Total net (charge offs) recoveries	$(13,078)	$(21,163)	(38)%	$(22,088)	$(15,701)	$(18,455)	(29)%
(In basis points)	Sep 30, 2024	Jun 30, 2024		Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(43)	(55)		(77)	(54)	(66)
Commercial real estate—owner occupied	—	—		—	(1)	—
Commercial and business lending	(39)	(50)		(69)	(48)	(60)
Commercial real estate—investor	—	(37)		—	2	2
Real estate construction	—	—		1	1	—
Commercial real estate lending	—	(25)		—	1	2
Total commercial	(23)	(40)		(41)	(28)	(35)
Residential mortgage	(1)	(1)		—	—	—
Auto finance	(19)	(24)		(35)	(27)	(27)
Home equity	26	15		14	12	8
Other consumer	(216)	(221)		(232)	(208)	(148)
Total consumer	(8)	(10)		(13)	(9)	(7)
Total net (charge offs) recoveries	(18)	(29)		(30)	(21)	(25)
($ in thousands)	Sep 30, 2024	Jun 30, 2024	Seql Qtr % Change	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Comp Qtr % Change
Credit quality
Nonaccrual loans	$128,476	$154,423	(17)%	$178,346	$148,997	$168,558	(24)%
Other real estate owned (OREO)	18,830	8,325	126%	8,437	10,506	8,452	123%
Repossessed assets	793	671	18%	1,241	919	658	21%
Total nonperforming assets	$148,098	$163,418	(9)%	$188,025	$160,421	$177,668	(17)%
Loans 90 or more days past due and still accruing	$7,107	$2,354	N/M	$2,417	$21,689	$2,156	N/M
Allowance for credit losses on loans to total loans	1.33%	1.32%		1.31%	1.32%	1.26%
Allowance for credit losses on loans to nonaccrual loans	309.43%	252.31%		217.43%	258.98%	225.78%
Nonaccrual loans to total loans	0.43%	0.52%		0.60%	0.51%	0.56%
Nonperforming assets to total loans plus OREO and repossessed assets	0.49%	0.55%		0.64%	0.55%	0.59%
Nonperforming assets to total assets	0.35%	0.39%		0.46%	0.39%	0.43%
Annualized year-to-date net charge offs (recoveries) to year-to-date average loans	0.25%	0.30%		0.30%	0.16%	0.15%

Associated Banc-Corp Selected Asset Quality Information (continued)
($ in thousands)	Sep 30, 2024	Jun 30, 2024	Seql Qtr % Change	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$14,369	$21,190	(32)%	$72,243	$62,022	$74,812	(81)%
Commercial real estate—owner occupied	9,285	1,851	N/M	2,090	1,394	3,936	136%
Commercial and business lending	23,654	23,041	3%	74,333	63,416	78,748	(70)%
Commercial real estate—investor	18,913	48,249	(61)%	18,697	—	10,882	74%
Real estate construction	15	16	(6)%	18	6	103	(85)%
Commercial real estate lending	18,928	48,265	(61)%	18,715	6	10,985	72%
Total commercial	42,582	71,306	(40)%	93,047	63,422	89,732	(53)%
Residential mortgage	70,138	68,058	3%	69,954	71,142	66,153	6%
Auto finance	7,456	6,986	7%	7,158	5,797	4,533	64%
Home equity	8,231	7,996	3%	8,100	8,508	7,917	4%
Other consumer	70	77	(9)%	87	128	222	(68)%
Total consumer	85,894	83,117	3%	85,299	85,574	78,826	9%
Total nonaccrual loans	$128,476	$154,423	(17)%	$178,346	$148,997	$168,558	(24)%
	Sep 30, 2024	Jun 30, 2024	Seql Qtr % Change	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$424	$410	3%	$377	$306	$234	81%
Commercial real estate—owner occupied	—	—	N/M	—	—	—	N/M
Commercial and business lending	424	410	3%	377	306	234	81%
Commercial real estate—investor	—	—	N/M	—	—	—	N/M
Real estate construction	—	—	N/M	—	—	—	N/M
Commercial real estate lending	—	—	N/M	—	—	—	N/M
Total commercial	424	410	3%	377	306	234	81%
Residential mortgage	361	306	18%	345	405	207	74%
Auto finance	35	142	(75)%	66	255	169	(79)%
Home equity	104	103	1%	182	305	236	(56)%
Other consumer	1,642	1,615	2%	1,487	1,449	1,243	32%
Total consumer	2,141	2,166	(1)%	2,080	2,414	1,855	15%
Total restructured loans (accruing)	$2,565	$2,576	—%	$2,457	$2,719	$2,089	23%
Nonaccrual restructured loans (included in nonaccrual loans)	$1,840	$717	157%	$1,141	$805	$961	91%
	Sep 30, 2024	Jun 30, 2024	Seql Qtr % Change	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$1,212	$2,052	(41)%	$521	$5,565	$1,507	(20)%
Commercial real estate—owner occupied	2,209	—	N/M	—	358	1,877	18%
Commercial and business lending	3,421	2,052	67%	521	5,923	3,384	1%
Commercial real estate—investor	10,746	1,023	N/M	19,164	18,697	10,121	6%
Real estate construction	88	—	N/M	1,260	—	10	N/M
Commercial real estate lending	10,834	1,023	N/M	20,424	18,697	10,131	7%
Total commercial	14,255	3,075	N/M	20,945	24,619	13,515	5%
Residential mortgage	13,630	10,374	31%	9,903	13,446	11,652	17%
Auto finance	15,458	15,814	(2)%	12,521	17,386	16,688	(7)%
Home equity	3,146	3,694	(15)%	2,819	4,208	3,687	(15)%
Other consumer	2,163	1,995	8%	2,260	2,166	1,880	15%
Total consumer	34,397	31,877	8%	27,503	37,205	33,908	1%
Total accruing loans 30-89 days past due	$48,651	$34,952	39%	$48,448	$61,825	$47,422	3%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$10,971,390	$200,327	7.27%	$11,011,228	$198,191	7.24%	$10,985,584	$194,956	7.04%
Commercial real estate lending	7,235,505	136,699	7.52%	7,249,773	134,203	7.45%	7,312,645	134,370	7.29%
Total commercial	18,206,896	337,027	7.36%	18,261,000	332,394	7.32%	18,298,229	329,326	7.14%
Residential mortgage	7,888,290	70,171	3.56%	7,905,236	69,389	3.51%	8,807,157	74,643	3.39%
Auto finance	2,635,890	37,904	5.72%	2,524,107	35,021	5.58%	1,884,540	24,074	5.07%
Other retail	903,011	21,124	9.34%	889,220	20,504	9.24%	894,685	20,534	9.15%
Total loans	29,634,087	466,226	6.27%	29,579,564	457,307	6.21%	29,884,611	448,577	5.96%
Investment securities
Taxable	5,816,102	51,466	3.54%	5,680,757	50,479	3.55%	5,407,299	38,210	2.83%
Tax-exempt(a)	2,110,896	17,885	3.39%	2,116,174	17,896	3.38%	2,300,488	20,085	3.49%
Other short-term investments	629,431	8,959	5.66%	620,943	9,304	6.03%	483,211	6,575	5.40%
Investments and other	8,556,429	78,310	3.66%	8,417,874	77,680	3.69%	8,190,998	64,870	3.16%
Total earning assets	38,190,516	$544,535	5.68%	37,997,438	$534,987	5.65%	38,075,608	$513,447	5.36%
Other assets, net	3,199,195			3,103,168			3,000,371
Total assets	$41,389,711			$41,100,606			$41,075,980
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,125,147	$21,611	1.68%	$5,133,688	$21,972	1.72%	$4,814,499	$18,592	1.53%
Interest-bearing demand	7,394,550	49,740	2.68%	7,265,621	48,109	2.66%	6,979,071	41,980	2.39%
Money market	5,942,147	46,290	3.10%	5,995,005	46,391	3.11%	6,294,083	45,034	2.84%
Network transaction deposits	1,644,305	22,077	5.34%	1,595,312	21,416	5.40%	1,639,619	22,008	5.33%
Time deposits	7,562,448	91,907	4.83%	6,927,663	83,173	4.83%	5,955,741	65,517	4.36%
Total interest-bearing deposits	27,668,597	231,623	3.33%	26,917,289	221,062	3.30%	25,683,013	193,131	2.98%
Federal funds purchased and securities sold under agreements to repurchase	299,286	3,385	4.50%	213,921	2,303	4.33%	320,518	3,100	3.84%
Other short-term funding	519,421	6,638	5.08%	561,596	7,044	5.04%	5,041	—	0.01%
FHLB advances	1,750,590	24,799	5.64%	2,432,195	34,143	5.65%	3,460,827	48,143	5.52%
Long-term funding	647,440	11,858	7.33%	533,670	10,096	7.57%	533,744	10,019	7.51%
Total short and long-term funding	3,216,737	46,680	5.78%	3,741,381	53,586	5.75%	4,320,130	61,263	5.63%
Total interest-bearing liabilities	30,885,334	$278,304	3.59%	30,658,670	$274,648	3.60%	30,003,143	$254,394	3.36%
Noninterest-bearing demand deposits	5,652,228			5,712,115			6,318,781
Other liabilities	521,423			563,616			622,004
Stockholders’ equity	4,330,727			4,166,204			4,132,052
Total liabilities and stockholders’ equity	$41,389,711			$41,100,606			$41,075,980
Interest rate spread			2.10%			2.05%			2.00%
Net free funds			0.69%			0.70%			0.71%
Fully tax-equivalent net interest income and net interest margin		$266,232	2.78%		$260,340	2.75%		$259,053	2.71%
Fully tax-equivalent adjustment		3,723			3,747			4,810
Net interest income		$262,509			$256,593			$254,244
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Nine Months Ended September 30,
	2024			2023
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$10,933,098	$592,609	7.24%	$10,835,003	$546,210	6.74%
Commercial real estate lending	7,291,541	409,752	7.51%	7,286,627	381,425	7.00%
Total commercial	18,224,639	1,002,361	7.35%	18,121,629	927,634	6.84%
Residential mortgage	7,939,493	208,291	3.50%	8,698,542	217,410	3.33%
Auto finance	2,511,694	105,528	5.61%	1,677,838	60,233	4.80%
Other retail	852,121	62,345	9.76%	895,371	59,163	8.82%
Total loans	29,527,946	1,378,524	6.23%	29,393,380	1,264,441	5.75%
Investment securities
Taxable	5,671,823	148,672	3.50%	5,209,845	104,197	2.67%
Tax-exempt (a)	2,120,107	53,806	3.38%	2,314,838	60,429	3.48%
Other short-term investments	609,143	26,574	5.83%	495,883	17,990	4.85%
Investments and other	8,401,073	229,051	3.64%	8,020,566	182,616	3.03%
Total earning assets	37,929,019	$1,607,575	5.66%	37,413,946	$1,447,057	5.17%
Other assets, net	3,157,137			3,005,220
Total assets	$41,086,156			$40,419,166
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,062,518	$65,330	1.72%	$4,743,526	$43,611	1.23%
Interest-bearing demand	7,383,471	147,838	2.67%	6,819,714	106,860	2.09%
Money market	6,017,642	139,987	3.11%	6,853,545	130,201	2.54%
Network transaction deposits	1,630,568	65,697	5.38%	1,420,042	53,259	5.01%
Time deposits	7,230,691	260,063	4.80%	4,447,813	130,818	3.93%
Total interest-bearing deposits	27,324,889	678,916	3.32%	24,284,640	464,749	2.56%
Federal funds purchased and securities sold under agreements to repurchase	259,209	8,551	4.41%	344,950	8,504	3.30%
Other short-term funding	508,913	19,285	5.06%	11,475	1	0.01%
FHLB advances	1,907,104	80,612	5.65%	3,834,247	147,365	5.14%
Long-term funding	573,676	32,012	7.44%	495,434	25,895	6.97%
Total short and long-term funding	3,248,902	140,461	5.77%	4,686,106	181,765	5.18%
Total interest-bearing liabilities	30,573,791	$819,377	3.58%	28,970,746	$646,514	2.98%
Noninterest-bearing demand deposits	5,748,446			6,772,521
Other liabilities	537,432			567,938
Stockholders’ equity	4,226,487			4,107,961
Total liabilities and stockholders’ equity	$41,086,156			$40,419,166
Interest rate spread			2.08%			2.19%
Net free funds			0.69%			0.67%
Fully tax-equivalent net interest income and net interest margin		$788,199	2.77%		$800,543	2.86%
Fully tax-equivalent adjustment		11,239			14,372
Net interest income		$776,960			$786,171
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Sep 30, 2024	Jun 30, 2024	Seql Qtr % Change	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Comp Qtr % Change
Commercial and industrial	$10,258,899	$9,970,412	3%	$9,858,329	$9,731,555	$10,099,068	2%
Commercial real estate—owner occupied	1,120,849	1,102,146	2%	1,095,894	1,061,700	1,054,969	6%
Commercial and business lending	11,379,748	11,072,558	3%	10,954,223	10,793,255	11,154,037	2%
Commercial real estate—investor	5,070,635	5,001,392	1%	5,035,195	5,124,245	5,218,980	(3)%
Real estate construction	2,114,300	2,255,637	(6)%	2,287,041	2,271,398	2,130,719	(1)%
Commercial real estate lending	7,184,934	7,257,029	(1)%	7,322,237	7,395,644	7,349,699	(2)%
Total commercial	18,564,683	18,329,587	1%	18,276,460	18,188,898	18,503,736	—%
Residential mortgage	7,803,083	7,840,073	—%	7,868,180	7,864,891	8,782,645	(11)%
Auto finance	2,708,946	2,556,009	6%	2,471,257	2,256,162	2,007,164	35%
Home equity	651,379	634,142	3%	619,764	628,526	623,650	4%
Other consumer	262,806	258,460	2%	258,603	277,740	275,993	(5)%
Total consumer	11,426,214	11,288,684	1%	11,217,802	11,027,319	11,689,451	(2)%
Total loans	$29,990,897	$29,618,271	1%	$29,494,263	$29,216,218	$30,193,187	(1)%
Period end deposit and customer funding composition	Sep 30, 2024	Jun 30, 2024	Seql Qtr % Change	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Comp Qtr % Change
Noninterest-bearing demand	$5,857,421	$5,815,045	1%	$6,254,135	$6,119,956	$6,422,994	(9)%
Savings	5,072,508	5,157,103	(2)%	5,124,639	4,835,701	4,836,735	5%
Interest-bearing demand	8,605,578	8,284,017	4%	8,747,127	8,843,967	7,528,154	14%
Money market	6,095,206	6,294,895	(3)%	6,721,674	6,330,453	7,268,506	(16)%
Brokered CDs	4,242,670	4,061,578	4%	3,931,230	4,447,479	3,351,399	27%
Other time deposits	3,680,914	3,078,401	20%	2,934,352	2,868,494	2,715,538	36%
Total deposits	33,554,298	32,691,039	3%	33,713,158	33,446,049	32,123,326	4%
Other customer funding(a)	110,988	89,524	24%	90,536	106,620	151,644	(27)%
Total deposits and other customer funding	$33,665,286	$32,780,564	3%	$33,803,694	$33,552,669	$32,274,971	4%
Network transaction deposits(b)	$1,566,908	$1,502,919	4%	$1,792,820	$1,566,139	$1,649,389	(5)%
Net deposits and other customer funding(c)	$27,855,707	$27,216,066	2%	$28,079,644	$27,539,051	$27,274,183	2%
Quarter average loan composition	Sep 30, 2024	Jun 30, 2024	Seql Qtr % Change	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Comp Qtr % Change
Commercial and industrial	$9,884,246	$9,915,894	—%	$9,729,718	$9,768,803	$9,927,271	—%
Commercial real estate—owner occupied	1,087,144	1,095,334	(1)%	1,086,537	1,051,412	1,058,313	3%
Commercial and business lending	10,971,390	11,011,228	—%	10,816,255	10,820,214	10,985,584	—%
Commercial real estate—investor	5,085,090	4,964,394	2%	5,041,518	5,156,528	5,205,626	(2)%
Real estate construction	2,150,416	2,285,379	(6)%	2,348,444	2,241,281	2,107,018	2%
Commercial real estate lending	7,235,505	7,249,773	—%	7,389,962	7,397,809	7,312,645	(1)%
Total commercial	18,206,896	18,261,000	—%	18,206,217	18,218,024	18,298,229	—%
Residential mortgage	7,888,290	7,905,236	—%	7,896,956	8,691,258	8,807,157	(10)%
Auto finance	2,635,890	2,524,107	4%	2,373,720	2,138,536	1,884,540	40%
Home equity	642,463	630,855	2%	625,686	627,736	619,423	4%
Other consumer	260,547	258,366	1%	266,443	276,881	275,262	(5)%
Total consumer	11,427,191	11,318,564	1%	11,162,805	11,734,412	11,586,382	(1)%
Total loans(d)	$29,634,087	$29,579,564	—%	$29,369,022	$29,952,435	$29,884,611	(1)%
Quarter average deposit composition	Sep 30, 2024	Jun 30, 2024	Seql Qtr % Change	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Comp Qtr % Change
Noninterest-bearing demand	$5,652,228	$5,712,115	(1)%	$5,882,052	$6,171,240	$6,318,781	(11)%
Savings	5,125,147	5,133,688	—%	4,928,031	4,861,913	4,814,499	6%
Interest-bearing demand	7,394,550	7,265,621	2%	7,490,119	7,156,151	6,979,071	6%
Money market	5,942,147	5,995,005	(1)%	6,116,604	6,121,105	6,294,083	(6)%
Network transaction deposits	1,644,305	1,595,312	3%	1,651,937	1,616,719	1,639,619	—%
Brokered CDs	4,247,941	3,927,727	8%	4,268,881	3,470,516	3,428,711	24%
Other time deposits	3,314,507	2,999,936	10%	2,929,434	2,794,105	2,527,030	31%
Total deposits	33,320,825	32,629,404	2%	33,267,057	32,191,750	32,001,794	4%
Other customer funding(a)	104,115	87,161	19%	101,483	127,252	164,289	(37)%
Total deposits and other customer funding	$33,424,940	$32,716,565	2%	$33,368,540	$32,319,002	$32,166,082	4%
Net deposits and other customer funding(c)	$27,532,694	$27,193,526	1%	$27,447,723	$27,231,767	$27,097,752	2%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes repurchase agreements and commercial paper.
(b) Included above in interest-bearing demand and money market.
(c) Total deposits and other customer funding, excluding brokered CDs and network transaction deposits.
(d) Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions)	Sep 2024	Sep 2023	3Q24	2Q24	1Q24	4Q23	3Q23
Selected equity and performance ratios(a)(b)(c)
Tangible common equity / tangible assets			7.50%	7.18%	7.08%	7.11%	6.88%
Return on average equity	9.00%	8.91%	8.09%	11.16%	7.81%	(8.74)%	7.99%
Return on average tangible common equity	12.99%	13.07%	11.52%	16.25%	11.31%	(13.13)%	11.67%
Return on average common equity Tier 1	11.77%	11.41%	10.53%	14.54%	10.27%	(11.85)%	10.08%
Return on average tangible assets	0.97%	0.95%	0.89%	1.18%	0.84%	(0.88)%	0.84%
Average stockholders' equity / average assets	10.29%	10.16%	10.46%	10.14%	10.26%	9.97%	10.06%
Tangible common equity reconciliation(a)
Common equity			$4,219	$4,048	$3,975	$3,980	$3,934
Goodwill and other intangible assets, net			(1,139)	(1,141)	(1,143)	(1,145)	(1,148)
Tangible common equity			$3,080	$2,907	$2,831	$2,834	$2,786
Tangible assets reconciliation(a)
Total assets			$42,211	$41,624	$41,137	$41,016	$41,637
Goodwill and other intangible assets, net			(1,139)	(1,141)	(1,143)	(1,145)	(1,148)
Tangible assets			$41,072	$40,483	$39,994	$39,870	$40,490
Average tangible common equity and average common equity Tier 1 reconciliation(a)
Common equity	$4,032	$3,914	$4,137	$3,972	$3,987	$3,926	$3,938
Goodwill and other intangible assets, net	(1,142)	(1,151)	(1,140)	(1,142)	(1,145)	(1,147)	(1,149)
Tangible common equity	2,890	2,763	2,997	2,830	2,843	2,780	2,789
Modified CECL transitional amount	22	45	22	22	22	45	45
Accumulated other comprehensive loss	201	271	173	242	188	286	302
Deferred tax assets, net	20	28	24	25	12	27	28
Average common equity Tier 1	$3,133	$3,107	$3,215	$3,118	$3,065	$3,138	$3,164
Average tangible assets reconciliation(a)
Total assets	$41,086	$40,419	$41,390	$41,101	$40,769	$41,331	$41,076
Goodwill and other intangible assets, net	(1,142)	(1,151)	(1,140)	(1,142)	(1,145)	(1,147)	(1,149)
Tangible assets	$39,944	$39,268	$40,250	$39,958	$39,625	$40,184	$39,927
Adjusted net income reconciliation(b)
Net income	$285	$274	$88	$116	$81	$(91)	$83
Other intangible amortization, net of tax	5	5	2	2	2	2	2
Adjusted net income	$290	$279	$90	$117	$83	$(89)	$85
Adjusted net income available to common equity reconciliation(b)
Net income available to common equity	$276	$265	$85	$113	$78	$(94)	$80
Other intangible amortization, net of tax	5	5	2	2	2	2	2
Adjusted net income available to common equity	$281	$270	$87	$114	$80	$(92)	$82
Selected trend information(d)
Wealth management fees	$68	$61	$24	$23	$22	$21	$21
Service charges and deposit account fees	38	38	14	12	12	11	13
Card-based fees	35	33	12	12	11	12	12
Other fee-based revenue	14	13	5	5	4	4	5
Fee-based revenue	156	146	55	52	50	47	50
Other	41	48	13	13	15	(178)	17
Total noninterest income	$197	$194	$67	$65	$65	$(131)	$67
Pre-tax pre-provision income(e)
Income before income taxes	$312	$344	$108	$103	$101	$(138)	$103
Provision for credit losses	68	62	21	23	24	21	22
Pre-tax pre-provision income	$380	$406	$129	$126	$125	$(117)	$125
Numbers may not sum due to rounding.
(a)Tangible common equity and tangible assets exclude goodwill and other intangible assets, net.
(b)Adjusted net income and adjusted net income available to common equity, which are used in the calculation of return on average tangible assets and return on average tangible common equity, respectively, add back other intangible amortization, net of tax.
(c)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor, and compare the quality and composition of our capital with the capital of other financial services companies.
(d)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(e)Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions)	YTD Sep 2024	YTD Sep 2023	3Q24	2Q24	1Q24	4Q23	3Q23
End of period core customer deposits reconciliation
Total deposits			$33,554	$32,691	$33,713	$33,446	$32,123
Network transaction deposits			(1,567)	(1,503)	(1,793)	(1,566)	(1,649)
Brokered CDs			(4,243)	(4,062)	(3,931)	(4,447)	(3,351)
Core customer deposits			$27,745	$27,127	$27,989	$27,432	$27,123
Quarterly average core customer deposits reconciliation
Total deposits			$33,321	$32,629	$33,267	$32,192	$32,002
Network transaction deposits			(1,644)	(1,595)	(1,652)	(1,617)	(1,640)
Brokered CDs			(4,248)	(3,928)	(4,269)	(3,471)	(3,429)
Core customer deposits			$27,429	$27,106	$27,346	$27,105	$26,933
Efficiency ratio reconciliation(a)
Federal Reserve efficiency ratio	61.33%	58.17%	61.46%	61.51%	61.03%	132.01%	60.06%
Fully tax-equivalent adjustment	(0.70)%	(0.84)%	(0.69)%	(0.71)%	(0.71)%	(3.29)%	(0.89)%
Other intangible amortization	(0.68)%	(0.67)%	(0.67)%	(0.68)%	(0.69)%	(1.21)%	(0.69)%
Fully tax-equivalent efficiency ratio	59.96%	56.67%	60.11%	60.12%	59.63%	127.54%	58.50%
FDIC special assessment	(0.44)%	—%	0.30%	0.73%	(2.38)%	(9.50)%	—%
Announced initiatives	—%	—%	—%	—%	—%	(53.92)%	—%
Adjusted efficiency ratio	59.52%	56.67%	60.42%	60.85%	57.25%	64.12%	58.50%

One Time Item Noninterest Income Reconciliation		YTD
($ in thousands)	4Q23	Dec 2023
GAAP noninterest income	$(131,013)	$63,182
Loss on mortgage portfolio sale(b)	136,239	136,239
Net loss on sale of investments(b)	64,940	64,940
Noninterest income, excluding one time items	$70,166	$264,361

One Time Item Noninterest Expense Reconciliation		YTD
($ in thousands)		Dec 2023
GAAP noninterest expense		$813,682
FDIC special assessment		(30,597)
Noninterest expense, excluding one time item		$783,085
(a)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, FDIC special assessment costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net and announced initiatives. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for one time costs like the FDIC special assessment and announced initiatives.
(b)The mortgage portfolio sale and investments sold that are classified as one time items are the result of a balance sheet repositioning that the Corporation announced in fourth quarter of 2023.